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NEW YORK TELEPHONE COMPANY RESALE LOCAL EXCHANGE SERVICE AGREEMENT

          This Agreement is by and between New York Telephone Company ("Company") and United Telemanagement Services, Inc. ("Customer").

          WHEREAS, the Company will offer business local exchange services ("Service(s)") for resale;

          WHEREAS, the Customer is a certified reseller in the State of New
York;

          WHEREAS, the Company and the Customer have negotiated in good faith for the resale of such Services pursuant to and consistent with the Telecommunications Act of 1996; and

          WHEREAS, the parties agree that the Discount Rates, as defined below, are in excess of the Company's avoided costs as filed in Cases 92-C-0657, 94-C-0095, and 91-C-1174 and, as such, fully comply with Section 251(c)(4) of the Telecommunications Act of 1996.

          NOW, THEREFORE, in consideration of the mutual obligations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Customer agree as follows:

1.   SERVICE TERM

     The Customer subscribes to the Services for ten (10) years ("Service Term"). The Service Term shall begin upon implementation of Service. Implementation of Service commences upon the provisioning of any portion of the Service by the Company that includes the use of electronic interfaces as required herein.

2.   SERVICES ORDERED

          The Customer subscribes to Services pursuant to this Agreement for the sole purpose of resale. The Customer may not utilize any Service or portion thereof for its own use or that of its parent, subsidiaries, or affiliates, except on an incidental basis; provided, however, this section shall not preclude the resale of Services to another certified reseller by Customer. The Customer subscribes to those Services in the volumes stated in Attachment 1 on a monthly basis for the Service
          Term. Except as provided elsewhere in this Agreement, the Customer agrees to have in service a monthly average of Local Exchange Access Lines as stated in Attachment 1 for each year of the Service Term ("Volume Commitment"). As of the date of execution of this Agreement by both parties, the Company shall only provide such Services in New York State. Such
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          Service shall be provided pursuant to New York Telephone Company's PSC
          915 Tariff, which is incorporated by reference as if set forth fully herein, and pursuant to the terms and conditions set forth in this Agreement.

3.   SERVICE RATES

     The Customer shall pay the Company a charge for Services for the Service Term calculated as a percentage discount off the Company's month-to-month or applicable time and volume retail rates as stated in the Company's retail tariff at the time Service is provided ("Discount Rate"). The applicable Discount Rates are stated in Attachment 1. Except as otherwise provided in this Agreement, such Discount Rates shall be the sole means of calculating the charges applicable to Services provided pursuant to this Agreement. Unless otherwise required by a Commission order, no other discounts or promotions, included but not limited to, discounts and promotions offered as part of the sale of retail services and NYNEX Local Usage Plans provided pursuant to tariff, are applicable hereunder.

4.   SERVICE ORDERS AND SERVICE ORDERING CHARGES

     4.1 The Customer shall order, modify or cancel the Service using the electronic interfaces designated by the Company as soon as such interfaces are made available by the Company; provided, however, the Customer may submit orders in a manner other than through the designated electronic interfaces as agreed to by the parties from October 1, 1996 to the later of December 29, 1996 or the date such interfaces are made available by the Company as capable of processing orders from any reseller ("Interim Period") and such orders shall count toward Customer's Volume Commitment. The Company intends to utilize an EIF interface except where an industry EDI interface is available. All orders by Customer must contain the information required by the Company in its sole discretion. During the Interim Period, the Discount Rates specified in this Agreement shall not apply and the resale tariff month-to-month discount rates shall apply. Service orders submitted to the Company in excess of the Volume Commitment will not increase the Volume Commitment unless this Agreement is amended as provided below.

     4.2 In addition to the Discount Rates set forth herein, the Customer shall pay all service ordering charges, channel charges, special construction charges, non-recurring charges, and other scheduled rates and charges, as applicable, as set forth in the Company's PSC 900, 901, and 915 tariffs, which tariffed charges are incorporated by reference as if set forth fully herein. Additionally, the Customer shall pay a EUCL charge for each Local Exchange Access Line it orders.

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

5.   IMPLEMENTATION

     5.1  The Company shall begin implementation of the Service within thirty
          (30) days of the execution of this Agreement by both parties provided that the Customer has submitted timely and adequate service orders. If Customer's service orders are inadequate, the Company shall promptly notify Customer of that inadequacy. Notwithstanding any other provision of this Agreement, implementation shall not occur prior to October 1, 1996 or the date upon which the Company makes the electronic interfaces available, whichever is later.

     5.2 Upon execution of this Agreement by both parties, the Company and Customer shall endeavor to jointly develop an implementation plan for Services.

     5.3 The Company shall implement Customer's service orders on a timely basis and within implementation intervals no less promptly than Company implements other service orders for the same resold service provided to similarly situated retail customers or other similarly situated resellers.

     5.4 For maintenance and repair services performed on the Company's side of the network interface, Company agrees that quality and timeliness of such services will be no less than the services provided to similarly situated retail customers or other similarly situated resellers provided such Service by the Company.

6.   FAILURE TO MEET VOLUME COMMITMENT DURING SERVICE TERM

     6.1 The Customer shall not be liable to the Company for meeting its Volume Commitment for the first thirty-six (36) consecutive months following implementation of any portion of the Service (the "Ramp Up Period); provided, however, any orders submitted during the Interim Period without the use of the electronic interfaces designated by the Company shall not commence the Ramp Up Period. Upon expiration of the Ramp Up Period, the Customer shall meet its Volume Commitment on an annual basis for the remaining years of the Service Term or otherwise pay the Company as follows. On an annual basis beginning twelve (12) months after the expiration of the Ramp Up Period, the Company shall calculate the Customer's average monthly volume for the prior twelve month period of the Service Term by measuring the number of Local Exchange Access Lines in service for each month ("Actual Usage") and dividing by twelve (12)("Annual Volume Commitment Calculation"). For purposes of the Annual Volume Commitment Calculation only, in addition to the Local Exchange Access Lines in service, the Customer's Actual Usage shall include any Centrex lines, Intellipath II lines, and NYNEX Resale

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          Business Service lines, which the Customer subscribes to and paid for during the applicable twelve (12) month period up to a maximum of fifty percent (50%) of the Volume Commitment.

     6.2 If the Customer's Annual Volume Commitment Calculation is less than or greater than the Volume Commitment ("Shortfall" or "Excess," respectively), the amount of such difference shall be set aside in a carryover pool ("Carryover Pool"); provided, however, the Customer may elect at any time to pay the Company an amount equal to (i) the Shortfall; (ii) multiplied by the Customer's average rate per line for Local Exchange Access Lines derived from the Customer's most recent monthly bill ("Average Monthly Local Exchange Access Line Rate"); and
          (iii) that product multiplied by nine (9). The amount in the Carryover Pool shall not exceed two hundred percent (200%) of the Volume Commitment ("Carryover Pool Cap"). A Shortfall shall be reflected in the Carryover Pool as a positive number. The number of lines in excess of the Customer's Annual Volume in the Carryover Pool shall be reflected as a negative number.

     6.3 At any time the amount of lines in the Carryover Pool exceeds the Carryover Pool Cap, the Customer shall pay to the Company an amount equal to (i) the difference between the amount of lines in the Carryover Pool and the Carryover Pool Cap; (ii) multiplied by the Average Monthly Local Exchange Access Line Rate; and (iii) that product multiplied by nine (9).

     6.4 Notwithstanding any other provision of this Agreement, the Customer shall not be liable to the Company for that portion of the Shortfall that in all material respects is due to a material breach of this Agreement by the Company.

7.   FAILURE TO MEET VOLUME COMMITMENT UPON EXPIRATION OF SERVICE TERM

     7.1 If the number of lines in the Carryover Pool is zero (0) or less at the end of the Service Term, the Customer has satisfied its Volume Commitment. If the number of lines in the Carryover Pool at the end of the Service Term is greater than zero (0), Customer shall, at its sole discretion, either (a) pay the Company an amount equal to (i) the number of lines in the Carryover Pool; (ii) multiplied by the Average Monthly Local Exchange Access Line Rate; and (iii) that product multiplied by nine (9); or (b) shall subscribe to an equivalent number of lines as in the Carryover Pool for up to an additional thirty-six
          (36) month term at the Discount Rate in effect at the expiration of the Service Term ("Extension Term"). Such amounts shall reduce the Carryover Pool on a line-by-line basis.

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     7.2  At the end of the Extension Term, the Customer shall pay the Company for any lines remaining in the Carryover Pool. Customer shall pay the Company an amount equal to (i) the number of remaining lines; (ii) multiplied by the Average Monthly Local Exchange Access Line Rate; and (iii) that product multiplied by nine (9).

8.   TERMINATION LIABILITY

     8.1 If the Customer terminates this Agreement prior to implementation of the Service or fails to submit any orders for Service within ninety
          (90) days from the date of execution of this Agreement by the parties or October 1, 1996 ("Failure"), whichever date is later, the Customer shall pay to the Company its reasonable costs and expenses incurred by the Company with respect to that Customer up until the date of termination or Failure as determined by Company.

     8.2 Except as otherwise provided herein, if the Customer terminates this Agreement prior to the expiration of the Service Term for any reason other than a material breach of this Agreement by the Company, the Customer shall pay the Company a termination charge ("Termination Charge"). The Termination Charge shall equal (i) the Average Monthly Local Exchange Access Rate; (ii) multiplied by the Volume Commitment; and (iii) that product multiplied by the number of years or portion of years remaining in the Service Term as of the date of termination excluding the Ramp Up Period. This amount shall be adjusted to net present worth using the Company's cost of money as of the date such Termination Charge is assessed.

     8.3 In addition to the Termination Charge, the Customer shall also pay the Company if, at the date of termination or Failure, there is a Shortfall, or be credited with, if there is an Excess, an amount equal to (i) the number of lines, if any, in the Carryover Pool; (ii) multiplied by the Monthly Average Business Line Rate; and (iii) that product multiplied by nine (9) months.

9.   PAYMENT TERMS

     9.1 The Company shall bill the Customer for Service on a monthly basis. The Customer shall pay all bills within thirty-one (31) days from date of bill or by the next bill date, whichever is sooner. If timely payment is not received by the Company, the Company may bill and the Customer shall pay all costs, including reasonable attorneys' fees, expended in collecting unpaid amounts and a late payment charge on the unpaid balance calculated as the lesser of: (i) The highest interest rate (in decimal value) which may be levied by law for commercial transactions, for the number of days from the payment date to and including the date that the Customer actually makes the payment to the Company, or (ii) 0.0005 per day, simple interest, for the number of days from the payment date to and including the date that the Customer actually makes the payment to the Company.

     9.2 If a Customer fails to comply with the payment terms of this Agreement, the Company may, on thirty (30) days written notice by Certified U.S. Mail to the Customer, refuse additional applications for Service, refuse to complete any pending orders for Service, and/or discontinue the provision of Service. In the case of discontinuance of Service, all applicable charges, including termination charges and amounts due in the Carryover Pool, shall become due. If the Company does not discontinue Service and/or refuse additional applications for Service on the date specified in the thirty (30) days notice, and the Customer's noncompliance continues, nothing contained herein shall preclude the Company's right to discontinue Service and/or refuse additional applications for Service without further notice to the Customer.

     9.3 The Company reserves the right to refuse an application for Service made by the Customer, its majority owner or affiliate, while it is indebted to the Company for Service previously furnished, until the indebtedness is satisfied. In the event that Service is connected for the Customer who is indebted to the Company for Service previously furnished to the Customer, the Service may be terminated by the Company unless the Customer satisfies the indebtedness within thirty
          (30) days after written notification.

10.  RATE CHANGES

     10.1 If the Company, either pursuant to contract or tariff, provides the same Service in a state at a greater Discount Rate or pursuant to more favorable terms and conditions to a similarly situated customer in that state (i.e., a company reselling or repackaging Local Exchange Access Lines), then the Company shall provide such Discount Rate and/or more favorable term and condition to the Customer in the affected state only. If such greater Discount Rate is associated with a greater term and volume commitment than that made by the Customer, the Company and Customer shall negotiate a reasonable transition to the same or similar term and volume commitment. In the instance of a change hereunder pursuant to a contract, the Company shall notify the Customer within forty-five (45) days of such Discount Rate and/or provision(s) becoming available.

     10.2 Notwithstanding any other provision of this Agreement, if the application of the Discount Rate to the Company's retail tariff rate results in an effective price for the Service lower than the Company's long run

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

          incremental costs of providing that Service, the Discount Rate shall be that rate which provides the Service at the Company's long run incremental costs, unless otherwise required by the FCC or the New York Public Service Commission.

11.  PROMOTIONAL MATERIAL

     The Company shall provide the Customer with a reasonable amount of information related to the use of the Services for Customer's use in its marketing and product materials. The Company, in consultation with Customer, shall determine the type, quantity, and availability of the information to be provided to Customer. The Company shall also make available to Customer's personnel basic training related to the use and operation of the services. The Company shall reasonably determine the timing and content of such training. Such training and promotional material shall be provided to the Customer only and the Company is under no obligation to provide any training or promotional material to any other person or entity the Customer may engage in the sale, provision, or use of the Services.

12.  CREDIT ALLOWANCES FOR SERVICE INTERRUPTIONS

     The Customer shall be entitled to credit allowances for Service interruptions in accordance with applicable Company tariffs.

13.  CHANGED CIRCUMSTANCES

     13.1 Upon thirty (30) days notice provided by either party, the Company and Customer shall meet to review any unforeseen material changes in the competitive circumstances in the industry including the competitiveness of the rates herein.

     13.2 In the event the Customer subscribes to a new Company service that utilizes a new technology or network configuration to provide the same or an equivalent service to Customer by means of fewer Local Exchange Access lines, and, by reason of this conversion alone, the Customer fails to achieve the Volume Commitment for the applicable twelve (12) month period of the Service Term, the Company and the Customer shall renegotiate to adjust the Volume Commitment for the current term and for each twelve (12) month period remaining in the Service Term to reflect the Customer's use of the new service.

     13.3 If the Company files a state tariff or otherwise provides any Service subscribed to by the Customer in that state at an effective month-to month resale price that is less than the effective resale price obtained by applying the minimum discount rate then offered by the Company for Services in

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

            the aggregate, whether such filing is ordered by the Commission or made voluntarily by the Company, the Customer shall be entitled to renegotiate this Agreement with respect to the affected Service in the affected state only. If the parties cannot agree in good faith on a renegotiated Discount Rate, the Company shall credit the Customer's Volume Commitment for the number of lines of the affected Service in the affected state that the Customer purchases at the month-to-month tariff discount rate.

14.   TARIFF(S)

      14.1 Except for the rates provided in Section 9.1.1 of the Company's PSC 915 Tariff, all terms and conditions of that resale tariff, shall apply to the provision of Services herein.

      14.2 The Company shall use its best efforts to maintain its tariffs in a manner consistent with the terms of this Agreement, except where the terms of this Agreement may lawfully differ from the tariff. If the Company revises any tariff in a manner inconsistent with the provisions of this Agreement in any material manner and the Company fails to remedy such inconsistency within one hundred and twenty
            (120) days after receipt of written notice, the parties shall first seek to renegotiate in good faith revisions of the Agreement. Failing agreement on material issues, the Customer may elect to terminate this Agreement without liability after an additional thirty (30) days written notice.

15.   BRANDING

      Neither the Company nor the Customer may offer Services to its end users or others under any of the brand names of the other party or any of its parents, subsidiaries or affiliates, regardless of whether or not such brand names are registered trademarks or servicemarks, without the other party's written authorization. Neither party shall state or imply that there is any partnership or other joint business arrangement with the other party, its parent, subsidiaries, or affiliates, for the provision of Services to the other party's end users or others. The Company and Customer may jointly develop a press release publicizing their relationship under this Agreement, subject to both (1) any prior non-disclosure agreement, and (2) mutually agree upon language and media. Notwithstanding this section, the Customer is entitled to identify NYNEX as the underlying carrier of these Services.

16.   LEGAL RELATIONSHIPS

      16.1 Neither this Agreement, nor any actions taken by the Company or the Customer in compliance with this Agreement, shall be deemed to create an

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           agency or joint venture relationship between Customer and Company, or any relationship other than that of purchaser and seller of services.

     16.2 Neither this Agreement, nor any actions taken by the Company or the Customer in compliance with this Agreement, shall create a contractual, agency, or any other type of relationship or third party liability between the Company and the Customer's end users or others.

17.  PROVISION OF CERTIFICATIONS, INFORMATION, ETC.

     17.1 The Customer shall provide the Company with any certifications or other documentation that may be required under state or federal tax law. The Customer will be required to indemnify the Company against any liability the Company may incur in reliance on such certificates and documentation. So long as the Customer provides assurances of indemnification on request of the Company, the Customer may elect to contest or otherwise pursue proceedings related to its tax liability or status in accordance with applicable procedures.

     17.2 The Customer shall provide, within sixty (60) days of a request by the Company, forecasts of the approximate number of Local Exchange Access Lines and other services that the Customer expects to require from the Company in particular geographic areas as stated in the request. The Company shall provide, within sixty (60) days of a request by Customer, forecasts regarding the current availability of Services by specified end office. Such forecasts shall be fully subject to the confidentiality provisions set forth herein.

     17.3 Each party shall provide to the other party any additional information that is reasonably necessary to enable each party to fulfill its obligations under this Agreement, subject to all applicable legal and regulatory constraints.

     17.4 If at any time during the Service Term, the Customer ceases to be a certified reseller, this Agreement shall terminate and the Customer shall pay to the Company the termination charges stated in Section 8; provided, however, the Company shall not terminate this Agreement pursuant to this section if Customer restores its certification within forty-five (45) days of the loss or expiration of certification.

18. DISCLOSURE OF RESELLER INFORMATION TO OTHER RESELLERS OR TO TELEPHONE COMPANY RETAIL MARKETING PERSONNEL

     18.1 Except as provided otherwise in this section, neither Company personnel involved in the marketing of services to end user customers, nor other

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           resellers, will have access to information relating to specific orders placed by Customer under this Agreement.

     18.2 Section 18.1, above, shall not prohibit the disclosure to any local exchange carrier (including the Company or any reseller), of the fact that a particular end user who was previously a customer of such carrier, is no longer one of its customers.

     18.3 Section 18.1, above, shall not prohibit the use by the Company of aggregate data relating to sales to resellers for any legitimate business purpose of the Company.

     18.4 Section 18.1, above, shall not preclude the disclosure to Company retail marketing personnel or to other resellers of information pertaining to a Customer's end user where the end user consents to and authorizes such disclosure.

     18.5 Section 18.1, above, shall not prohibit attempts to sell Company services by Company employees who have access to information relating to specific orders placed by Customer under this Agreement so long as:

           (a) the employee is not primarily involved in the marketing of Company services, and

           (b) the employee does not utilize the Customer's information in such sales attempts.

     18.6 In the case of an end user customer who chooses to switch his/her/its service from Customer to the Company, or to another reseller, Section
           18.1 above shall not prohibit the disclosure to Company marketing personnel, or to such other reseller, of information necessary to enable the Company or such other reseller to assume the account, including the end user customer's service configuration and Billed Name and Address.

     18.7 Section 18.1, above shall not preclude the disclosure to Company marketing personnel of the identity of the Customer as providing service to an end user for the purpose of responding to a question from the end user about the identity of his/her/its service provider.

     18.8 Notwithstanding any other provison of this Agreement, neither party is obligated to hold in confidence information that:

           (i) was already known to the party free of any obligation to keep confidential;

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           (ii)  was or becomes publicly available by other than unauthorized disclosure; or

           (iii) was rightfully obtained from a third party not obligated to hold such information in confidence;

           (iv)  was independently developed by a party; or

           (v) that is required to be disclosed by law or regulatory or judicial decree or order.

19.  DISCLOSURE OF CUSTOMER INFORMATION

     19.1 Except as otherwise provided in this Agreement, the Company will not provide information on any end user customer to Customer without the consent and authorization of such customer.

     19.2 If a Company end user customer subsequently becomes an end user of Customer, the Company will provide the Customer with all information necessary to enable it to assume the end user's account, including the end user's service configuration and Billed Name and Address.

     19.3 Section 19.1, above shall not preclude disclosure of information pursuant to industry-wide arrangements for the exchange of information on end user credit histories, consistent with New York State Public Service Commission requirements.


     19.4 Where under the preceding sections end user consent is required for particular use or disclosure of information, such consent must be obtained, and must be confirmed and verified, in the manner set forth in 47 C.F.R. (S) 64.1100.

20.  ADDITIONAL OBLIGATIONS OF CUSTOMER

     20.1 Except as otherwise provided in this Agreement, Customer purchasing Service under this Agreement has all of the obligations that would be imposed by the retail tariff for such Service upon an end user purchasing the service directly from the Company. Such obligations include, without limitation, the obligation to pay for the Service, whether or not the Customer is being paid by its own customers.

     20.2 The Customer assumes the responsibility for enforcement of all retail tariff regulations and class of service restrictions imposed for any particular service (e.g., prohibitions against unlawful use, damage to Company property, distinctions between residences and businesses) and any liability arising from violations thereof.

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     20.3  The Customer shall be responsible for monitoring the accuracy of the
           Company's bills and shall have the duty to notify the Company of any discrepancies between such bills and the services provided by the Company.

21.  RESPONSIBILITY FOR ENFORCEMENT OF TARIFF REGULATIONS

     21.1 Where Customer resells Service to an end user customer, such end user will be able to access any and all services that an end user customer of the Company would normally be able to access on a Local Exchange Access Line. Such services, to the extent provided by the Company, will be deemed to have been sold by the Company to the Customer as they are utilized by the Customer's end user, and the Customer will be responsible to the Company for payment for such services.

     21.2 Customer will be allowed to purchase services that restrict end user access to particular capabilities to the extent such services are available under, and on the same terms and conditions as set forth in, the Company tariffs applicable to end user customers.

22.  NO OBLIGATION TO DEAL WITH RESELLER'S CUSTOMERS

     22.1 The Company will render bills for Services only to the Customer, and will seek payment only from the Customer. The Company will not be required to seek payment from the Customer's customers prior to terminating the Customer's service or pursuing any other remedies for nonpayment by the Customer. The Customer will be a direct obligor of the Company, and not guarantor or surety for any obligations of the Customer's customer.

     22.2 Repair requests, complaints, orders for the purchase of Services, and requests for additions to, rearrangements of, or discontinuance of existing Services will be accepted by the Company only from the Customer, and not from the Customer's end users.

     22.3 Notices relating to Services will be provided by the Company only to the Customer, and not to the Customer's end users. The Customer, and not the Company, will be responsible for providing to the end users any notices, bill inserts, or other information required by Commission rule or order (or otherwise required by law) to be provided to end users.

     22.4 The Company shall have no responsibility for allocating the Customer's total bill among its end users. The Company will have no responsibility for preparing or mailing separate bills to each of the Customer's end users.

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     22.5  The Customer shall be responsible for the accuracy and completeness of all orders it submits. The Company will not be responsible for Service discrepancies resulting from the Customer's failure to place a service order or the placement of an incorrect service order. By way of example, and without limitation, the Customer will remain responsible for charges for all Services on a line until it submits an order to discontinue the provision of such Services, whether or not the Customer's end user is still using such Services.

23.  CHOICE OF PRIMARY INTEREXCHANGE CARRIER ON RESOLD LINES

     The Company will only accept an order to change the primary interexchange carrier (whether inter- or intraLATA) for a resold telephone exchange service line from the Customer. The Company will not accept an order to "freeze" the primary interexchange carrier (whether inter- or intraLATA) for resold telephone exchange service line from the Customer. The Customer will be responsible for all charges for such changes.

24.  GOVERNING LAW

     This Agreement shall be governed by and construed in accordance with the laws of the State of New York, except a provision of law which would refer any issue to another jurisdiction.

25.  ENTIRE AGREEMENT

     This Agreement, its Attachment(s), and incorporated tariffs constitute the entire understanding between the parties with respect to the subject matter hereof and supersedes all prior understandings, oral or written representations, statements, negotiations, proposals and undertakings in oral written form. Attachment 1 attached hereto is hereby incorporated by reference. In the event of a conflict between this Agreement and any applicable Company tariff, the tariff shall prevail.

26.  AMENDMENT AND WAIVERS

     26.1 This Agreement may be amended or additional provisions may be added by written agreement signed by or on behalf of both parties. No amendment or waiver of any provisions of this Agreement, and no consent to any default under this Agreement, shall be effective unless the same shall be in writing and signed by a duly authorized representative on behalf of the party against whom such amendment, waiver or consent is claimed, except as otherwise provided in this Agreement preceding. In addition, no course of dealing or failure of any party to enforce strictly any

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           term, right or condition of this Agreement shall be construed as a waiver of such term, right or condition.

     26.2 Either party's failure at any time to enforce any of the provisions of this Agreement or any right with respect thereto, or to exercise any option herein provided, will in no way be construed to be a waiver of such provisions, rights, or options or in any way to affect the validity of this Agreement. The exercise by either party of any rights or options under the terms herein shall not preclude or prejudice the exercise thereafter of the same or other rights under this Agreement.

27.  ASSIGNMENT

     Neither party may assign or transfer (whether by operation of law or otherwise) this Agreement (or any rights or obligations hereunder) to a third party without the prior written consent of the other party which consent shall not be unreasonably withheld; provided, however, each party may assign this Agreement to a corporate affiliate or an entity under its common control or an entity acquiring all or substantially all of its assets or equity by providing prior written notice to the other party of such assignment or transfer. Any attempted assignment or transfer that is not permitted shall be void ab initio. All obligations and duties of any
                                 ---------
     party shall be binding on all successors in interest and assigns of such party.

28.  NOTICE AND DEMAND

     Except as otherwise provided under this Agreement, all notices, demands, or requests which may be given by any party to the other party shall be in writing and shall be deemed to have been duly given on the date delivered in person or deposited, postage prepaid, in the United States Mail via Certified Mail or nationally recognized overnight carrier, return receipt requested, and addressed as follows:

          To Customer: General Counsel
          -----------  United Telemanagement Services, Inc.
                       10 South Riverside Plaza
                       Suite 4100
                       Chicago, Illinois 60606


          To Company:  Account Manager - Resale Services
          ----------   222 Bloomingdale Road
                       2nd floor
                       White Plains, NY 10605
               cc:  NYNEX Corporation
                    General Counsel
                    1095 Avenue of the Americas
                    41st floor
                    New York, NY 10036

     If personal delivery is selected as the method of giving notice under this Section, a receipt of such delivery shall be obtained. The address to which such notices, demands, requests, elections or other communications are to be given by either party may be changed by written notice given by such party to the other party pursuant to this Section.

29.  THIRD-PARTY BENEFICIARIES

     This Agreement shall not provide any person not a party to this Agreement with any remedy, claim, liability, reimbursement, claim of action or other right in excess of those existing without reference to this Agreement.

30.  FORCE MAJEURE

     Neither party shall be deemed to be negligent, at fault, or otherwise liable in any respect for any delay or failure in performance of any part of this Agreement to the extent that such failure or delay is caused by acts of God, acts of civil or military authority, government regulations, embargoes, epidemics, war, terrorist acts, riots, insurrections, fires, explosions, earthquakes, nuclear accidents, floods, strikes, power blackouts, volcanic action, other major environmental disturbances, unusually severe weather conditions, inability to secure products or services of other persons or transportation facilities, or acts or omissions of transportation common carries or other causes beyond the control of the party obligated to perform. If any force majeure condition occurs, the party delayed or unable to perform shall give immediate notice to the other Party and shall take all reasonable steps to correct the force majeure condition. During the pendency of the force majeure, the duties of the parties under this Agreement affected by the force majeure condition shall be abated and shall resume without liability thereafter.

31.  LIMITATION OF LIABILITY

     31.1 Notwithstanding any other provision of this Agreement, neither party, nor its parent, subsidiaries, or affiliates shall be liable to the other party, whether such liability arises under warranty, tariff, contract, strict liability in tort, negligence, or otherwise, for lost revenues, lost profits or other special, incidental, indirect consequential damages or for loss, damages or expenses indirectly arising from the Company's provision or the

            Customer's resale of services, even if one party has advised the other party of the possibility of such damages.

     31.2 The Company's liability to the Customer shall be limited by the Company's PSC 900, 901, and 915 tariffs and all other New York State public service laws and regulations, which are incorporated by reference as if set forth fully herein.

32.  CONTINGENCY

     Notwithstanding any other provision of this Agreement, this Agreement is subject to change, modification, or cancellation as may be required by a regulatory authority or court in the exercise of its lawful jurisdiction.

33.  NON-EXCLUSIVE AGREEMENT

     This Agreement is non-exclusive. The Company reserves the right to extend to others the Services and rights provided for herein.

34.  INDEMNIFICATION

     Each party (the "Indemnifying Party") shall indemnify and hold harmless the other party ("Indemnified Party") from any loss, cost, claim, liability, damage, and expense (including reasonable attorneys' fees) to third parties, relating to or arising out of the performance or non-performance of this Agreement by the Indemnifying Party, its employees, agents, or contractors. In addition, the Indemnifying Party shall defend any action or suit brought by a third party against the Indemnified Party for any such loss, cost, claim, liability, damage or expense. The Indemnified Party will notify the Indemnifying Party promptly in writing or any written claims, lawsuits, or demands by third parties for which the Indemnified Party alleges that the Indemnifying Party is responsible under this Section, and, if requested by the Indemnifying Party, will tender the defense of such claim, lawsuit or demand. The parties will cooperate in every reasonable manner with the defense or settlement of such claim, demand, or lawsuit. The Indemnifying Party will not be liable under this Section for settlements by the Indemnified Party of any claim, demand, or lawsuit unless the Indemnifying Party has approved the settlement in advance or unless the defense of the claim, demand, or lawsuit has been tendered to the Indemnifying Party in writing and the Indemnifying Party has failed promptly to undertake the defense.

35.  SURVIVAL OF OBLIGATIONS

     Any liabilities or obligations of a party or acts or omissions prior to the cancellation or termination of this Agreement, any obligation of a party under the provisions regarding indemnification, disclosure of information, limitation of liability, termination liability, and any other provisions of this Agreement which, by their terms, are contemplated to survive (or to be performed after) termination of this Agreement, shall survive cancellation or termination thereof.

36.  EEO CLAUSE

     Both parties agree and warrant that, in the performance of this Agreement, neither will discriminate or permit discrimination in employment against any person or group of persons on the grounds of sex, race, age, religion, national origin or handicap in any manner prohibited by the laws of the United States or any state or local government having jurisdiction.

37.  TERMINATION

     Except as provided in Section 9 above, in the event of a default under or breach of any material term or condition of this Agreement by either party, the other party shall have the right to terminate this Agreement upon sixty
     (60) days written notice to the party in breach, if the default or breach is not cured within sixty (60) days of the date that written notice of such default or breach is given by one party to the other. A party shall also have an immediate right to terminate this Agreement in the event of the other party's bankruptcy, liquidation, insolvency or receivership.

38.  NON-PUBLICITY

     Both the Company and the Customer agree that neither will use the other's name without the written permission of the other in connection with promotional, advertising or other marketing material.

39.  SEVERABILITY

     In the event any of the provisions of this Agreement are found to be invalid by any administrative agency, arbitrator or court or competent jurisdiction, the remaining provisions of this Agreement, whether relating to similar or dissimilar subjects, shall nevertheless be binding with the same effect as though the invalid provisions were deleted, unless the result would be to substantially change the rights or obligations of either party, in which event the parties shall seek to negotiate in good faith revisions to the Agreement consistent with their earlier intent. Failing further agreement, this Agreement shall terminate and no party shall be liable to the other, except for outstanding amounts due under this

     Agreement, including, but not limited to, amounts due pursuant to the payment terms, the carryover pool, and any other amounts which survive termination as stated in this Agreement.

40.  EXECUTED IN COUNTERPARTS

     This Agreement may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same document.

41.  HEADINGS

     The headings in this Agreement are for convenience and shall not be construed to define or limit any of the terms herein or affect the meanings or interpretation of this Agreement.

42.  DISCLAIMER OF REPRESENTATIONS AND WARRANTIES

     EXCEPT AS EXPRESSLY PROVIDED UNDER THIS AGREEMENT, NO PARTY MAKES OR RECEIVES ANY WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO THE SERVICES, FUNCTIONS AND PRODUCTS IT PROVIDES UNDER OR CONTEMPLATED BY THIS AGREEMENT AND THE PARTIES DISCLAIM THE IMPLIED WARRANTIES OF MERCHANTABILITY OR OF FITNESS FOR A PARTICULAR PURPOSE.

43.  JOINT WORK PRODUCT

     This Agreement is the joint work product of the Parties and has been negotiated by the Parties and their respective counsel and shall be fairly interpreted in accordance with its terms and, in the event of any ambiguities, no inferences shall be drawn against either party.

          IN WITNESS WHEREOF, the parties have executed this Agreement.

NEW YORK TELEPHONE COMPANY                   UNITED TELEMANAGEMENT
                                             SERVICES, INC.


By:   /s/ J. Goldberg                        By:   /s/ John Thomas Elliott
      ------------------------                     -----------------------

Date: ________________________               Date:       7/8/96
                                                   -----------------------

ATTACHMENT 1

LOCAL EXCHANGE SERVICES

                                                        Volume     Discount Rate
                                                        ------     -------------
                                                      Commitment        (%)
                                                      ----------        ---
1.   Local Exchange Access Lines
          IMB
          DID Trunks
          PBX Trunks (digital or analog)
                                                   Total: 100,00      12.50%
                                                                      -----

2.   Local Usage Service                                              15.00%
                                                                      -----
          Message Rate Service

3.   Telecommunications Features                                      45.00%
                                                                      -----
          Touch-Tone Calling Service
          --------------------------

          Custom Calling Services
          -----------------------
               Speed Calling 8
               Speed Calling 30
               Three-way Calling
               Call Forwarding
               Call Waiting

          Call Forwarding II
          ------------------

          PhoneSmart(R) Services
          ----------------------
               Call Return
               Repeat Dialing
               Caller ID
               Per Call Blocking
               All Call Blocking
               Call Trace
               Anonymous Call Rejection
               Caller ID Deluxe
               Call Waiting ID
               Call Waiting ID Deluxe
               Call Manager
               Call Manager Deluxe

          Voice Messaging Service
          -----------------------

          Listings
          --------
               Alphabetical Directory
               Classified Directory

4.   IntraLATA Toll Services                                          25.00%
                                                                      -----
          Message Rate Service